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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               RIMAGE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Minnesota                                            41-1577970
---------------------------------                           -------------------
  (State or other jurisdiction                               (I.R.S. employer
of incorporation or organization)                           identification no.)

           7725 Washington Avenue South, Minneapolis, Minnesota 55439
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip code)


                               RIMAGE CORPORATION
                       2001 EMPLOYEE STOCK PURCHASE PLAN;
                               RIMAGE CORPORATION
               2001 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS;
                               RIMAGE CORPORATION
                             1992 STOCK OPTION PLAN
               --------------------------------------------------
                            (Full title of the plans)


                                 Robert M. Wolf
                                    Treasurer
                               Rimage Corporation
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (952) 944-8144
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                                                            PROPOSED MAXIMUM
  TITLE OF SECURITIES      AMOUNT TO BE     PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING      REGISTRATION
    TO BE REGISTERED       REGISTERED(1)       PRICE PER SHARE(2)               PRICE(2)              FEE(3)
---------------------------------------------------------------------------------------------------------------
    Common Stock par
  value $.01 per share     545,000 Shares            $6.50                     $3,542,500             $885.63
---------------------------------------------------------------------------------------------------------------

(1) Represents 300,000 shares of common stock of Rimage Corporation issuable pursuant to the Rimage Corporation 2001 Employee Stock Purchase Plan; 75,000 shares of common stock of Rimage Corporation issuable pursuant to the Rimage Corporation 2001 Stock Option Plan for Non-Employee Directors; and 170,000 shares of common stock of Rimage Corporation issuable pursuant to the Rimage Corporation 1992 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on September 17, 2001.

(3) Represents the total aggregate fee amount for the registration of 300,000 shares of common stock of Rimage Corporation issuable pursuant to the Rimage Corporation 2001 Employee Stock Purchase Plan; 75,000 shares of common stock of Rimage Corporation issuable pursuant to the Rimage Corporation 2001 Stock Option Plan for Non-Employee Directors; and 170,000 shares of common stock of Rimage Corporation issuable pursuant to the Rimage Corporation 1992 Stock Option Plan.


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                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Rimage Corporation ("Rimage") with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2000;

     o our quarterly reports on Form 10-Q filed May 15, 2001 for the quarter ended March 31, 2001 and August 14, 2001 for the quarter ended June 30, 2001; and

     o The description of our Common Stock contained in our Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed to update such description filed subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby.

         In addition, all documents filed by Rimage pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.



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         Article 8 of Rimage's Restated Articles of Incorporation and the Bylaws
of Rimage provide that Rimage shall indemnify officers and directors to the extent permitted by Minnesota Statutes Section 302A.521 as now enacted or hereafter amended. Rimage also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

            4.1     Restated Articles of Incorporation of Rimage Corporation, as amended (incorporated by reference to Exhibit 3.1 of Rimage's  registration statement on Form SB-2, Registration No.
                    33-22558).


            4.2     Articles of Amendment of Restated Articles of Incorporation of Rimage Corporation, dated June
                    11, 2001.


            4.3     Bylaws of Rimage Corporation, (incorporated by reference to Exhibit 3.2 to Rimage's registration statement on Form SB-2, Registration No. 33-22558).


            4.4     Form of certificate for shares of common stock of Rimage
                    Corporation (incorporated by reference to Rimage's registration statement on Form SB-2, Registration No.
                    33-22558 ).


            5.1     Opinion of Dorsey & Whitney LLP.


           23.1     Consent of KPMG LLP.


           23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).


           24.1     Power of Attorney (included on signature page).


Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and



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                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of the 18th day of September, 2001.


                                       RIMAGE CORPORATION


                                       By: /s/ Bernard P. Aldrich
                                           -------------------------------------
                                           Bernard P. Aldrich
                                           Chief Executive Officer and President


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard P. Aldrich and David J. Suden and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on September 18, 2001, by the following persons in the capacities indicated:

                 Signature                                     Title
                 ---------                                     -----
          /s/ Bernard P. Aldrich
--------------------------------------------
            Bernard P. Aldrich                Chief Executive Officer, President and
                                              Director (Principal Executive and
                                              Financial Officer)

            /s/ David J. Suden
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              David J. Suden                  Chief Technology Officer and Director

            /s/ Robert M. Wolf
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              Robert M. Wolf                  Treasurer (Principal Accounting
                                              Officer)


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          /s/ Ronald R. Fletcher
--------------------------------------------
            Ronald R. Fletcher                Director

           /s/ Thomas F. Madison
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             Thomas F. Madison                Director

          /s/ Richard F. McNamara
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            Richard F. McNamara               Director

            /s/ Steven M. Quist
--------------------------------------------
              Steven M. Quist                 Director

           /s/ James L. Reissner
--------------------------------------------
             James L. Reissner                Director





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                                  EXHIBIT INDEX

         Exhibit
         -------
            4.2    Articles of Amendment of Restated Articles of Incorporation of Rimage Corporation dated June
                    11, 2001.


            5.1     Opinion of Dorsey & Whitney LLP.


           23.1     Consent of KPMG LLP.


           23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).


           24.1     Power of Attorney (included on signature page).